Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option plan of Coastal Caribbean Oils & Minerals, Ltd. of our report dated February 5, 1998, with respect to the consolidated financial statements of Coastal Caribbean Oils & Minerals, Ltd. in the Annual Report (Form 10-K) for the year ended December 31, 1997.



                                              ERNST & YOUNG LLP


Hartford, Connecticut
February 25, 1998